Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group


Chief Executive Officer
Section 906 Certification under Sarbanes Oxley Act





I, Julian Sluyters, certify that:

1. I have reviewed this report, filed on behalf Scudder RREEF Real Estate Fund II, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss.15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




August 31, 2005                       /s/Julian Sluyters
                                      Julian Sluyters
                                      Chief Executive Officer
                                      Scudder RREEF Real Estate Fund II, Inc.

                                                Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group




Chief Financial Officer
Section 906 Certification under Sarbanes Oxley Act





I, Paul Schubert, certify that:

1. I have reviewed this report, filed on behalf of Scudder RREEF Real Estate Fund II, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 31, 2005                      /s/ Paul Schubert
                                     Paul Schubert
                                     Chief Financial Officer
                                     Scudder RREEF Real Estate Fund II, Inc.